                                  EXHIBIT 10.46

            AMENDMENT TO THE SENIOR LINE OF CREDIT AGREEMENT AND NOTES


      This is an Amendment to the Senior Line of Credit Agreement between Aries Domestic Fund, the Aries Fund, a Cayman Islands Trust (the "Funds"), and Xenometrix, Inc. (the "Company"), dated September 25, 1997 (the "Agreement") and the Amendments of March 25th, 1998, May 25, 1998 and June 25, 1998 extending the Maturity Date of all of the Notes to February 25, 1999, and to the Senior Secured Promissory Notes (the "Notes") and Common Stock Warrants (the "Warrants") issued under the Agreement.

      Whereas, Xenometrix has demonstrated the ability to generate non-exclusive licenses as evidenced by Aurora Biosciences Corporation (April 17, 1998); CEREP, S.A. (June 5, 1998); Phase-1 Molecular Toxicology (July 27, 1998); Affymetrix, Inc. (September 30, 1998) and Gene Logic, Inc. (October 12, 1998); and

      Whereas, Xenometrix is engaged in licensing discussions with several companies; and

      Whereas, Xenometrix is engaged in discussions with other parties that may lead to the sale of the Company,

      Now therefore, the Parties agree to amend the Agreement, Notes and Warrants, as follows:

      The Funds agree to extend the Maturity Date of all of the Notes issued under the Agreement to February 25, 1999, in exchange for Xenometrix paying to the Funds a total of 38.5% of all gross licensing revenues received during the extension period. Xenometrix will make these payments within five working days of the receipt of said revenues. All payments shall be applied first to accrued interest due on the principal balance up to the date of payment, and then to a reduction of the principal balance.

      Xenometrix agrees to make best efforts to pursue its licensing strategy during this extension.

      Xenometrix agrees to reduce the exercise price of the 499,994 warrants previously issued to the Funds under the Agreement to $0.125 per share.

      The Funds agrees to continue to charge an interest rate of 12% during the extension period.

      The Company shall not use the name of the Funds or any officer, director, employee, affiliate or shareholder thereof without the express written consent of the Funds and such person.

      In the event of an acquisition of Xenometrix by a third party, the unpaid principal together with any accrued interest on the Notes shall be immediately due and payable at the closing of such acquisition. In addition, if the Company is acquired at a price per share that is greater than the exercise price of the Warrants, the Funds agree to surrender all outstanding Warrants at the closing of such acquisition in exchange for either cash or registered and freely tradable common stock of the acquiring company in an aggregate amount calculated by subtracting the exercise price of the Warrants from price per share paid to Xenometrix shareholders, and multiplying the difference by the number of Warrants outstanding at the closing.

      All other terms and conditions of the Agreement as amended will continue to be in full force during the extension period.

      In witness whereof, the Parties hereto have caused this Amendment to be executed by their respective duly authorized representative as of October 25, 1998.



XENOMETRIX, INC.                    THE ARIES FUND, A CAYMAN ISLAND TRUST
                                    By:  its Investment Manager, PARAMOUNT
By:  /s/   Stephen J. Sullivan      CAPITAL ASSET MANAGEMENT, INC.
     -------------------------
        Stephen J. Sullivan         By:  /s/  Lindsay A. Rosenwald, M.D.
        President & CEO             ------------------------------------
                                             President


                                    THE ARIES DOMESTIC FUND, L.P.
                                    By:  its General Partner, PARAMOUNT
                                    CAPITAL ASSET MANAGEMENT, INC.

                                    By:  /s/  Lindsay A. Rosenwald, M.D.
                                         -------------------------------
                                            President